As filed with the Securities and Exchange Commission on July 17, 2018

Registration No. 333-225975

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

xG Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	519100	20-5856795

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Gary Cuccio
xG Technology, Inc.
240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236
(941) 953-9035
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Company Corporation
2711 Centerville Road
Wilmington, DE 19808
(800) 474-8135
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David E. Danovitch, Esq.
Stephanie L. Salvatore, Esq.
Robinson Brog Leinwand Greene
Genovese & Gluck P.C.
875 Third Avenue — 9th Floor
New York, New York 10022
(212) 603-6300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reported company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.00001 par value per share	7,000,000	$0.67	$4,690,000	$583.91(3)

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover the additional securities of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is based on the average of the high and low sale prices of the registrant’s common stock on the NASDAQ Capital Market on July 16, 2018.

(3) Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(A) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(A), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 17, 2018

7,000,000 Shares of Common Stock

This prospectus relates to the offer and sale of up to: (i) 3,000,000 shares of common stock, par value $0.00001 (“Common Stock”), of the Company, underlying warrants (the “Investor Warrants”); and (ii) 4,000,000 shares of Common Stock issuable upon conversion of 6% Senior Secured Convertible Debentures (the “Investor Debentures”) held by certain institutional investors (the “May 2018 Investors”). The May 2018 Investors are also referred to herein as the Selling Securityholders (each, a “Selling Securityholder”).

We will not receive any of the proceeds from the sale of the common stock by the Selling Securityholders; however, we will receive the proceeds from any warrants exercised as described herein.

The Selling Securityholders identified in this prospectus may offer the shares of common stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. The Selling Securityholders can offer all, some or none of its shares of common stock, thus we have no way of determining the number of shares of common stock it will hold after this offering. See “Plan of Distribution.”

We have agreed to pay certain expenses in connection with the registration of the shares of common stock. The Selling Securityholders will pay all brokerage expenses, fees, discounts and selling commissions, if any, in connection with the sale of the shares of common stock.

Our common stock is currently quoted on the Nasdaq Capital Market under the symbol “XGTI”. On July 16, 2018, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.67.

On June 20, 2016, we effected a 1-for-12 reverse stock split of our outstanding common stock. On December 15, 2016, we effected a 1-for-10 reverse stock split of our outstanding common stock. All share and per share information included in this prospectus has been retroactively adjusted to account for such reverse stock splits.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2018.

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Securityholders, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Securityholders, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we, nor the Selling Securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Solely for convenience, our trademarks and tradenames referred to in this registration statement, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. The xG logo is a trademark of xG Technology, Inc. All other trademarks and service marks appearing in this prospectus are the property of their respective holders.

Information contained in, and that can be accessed through, our web site, www.xgtechnology.com, does not constitute part of this prospectus.

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all the information you should consider before investing in our securities. You should read the entire prospectus carefully before making an investment decision, especially “Risk Factors” and the financial statements and the related notes. Unless the context provides otherwise, all references herein to “xG”, “xG Technology”, the “Company”, “we”, “our” and “us” refer to xG Technology, Inc. For definitions of certain industry terms used throughout this prospectus, please see “Glossary”.

Our Company

The overarching strategy of xG Technology, Inc. (“xG Technology”, “xG”, the “Company”, “we”, “our”, “us”) is to design, develop and deliver advanced wireless communications solutions that provide customers in our target markets with enhanced levels of reliability, mobility, performance and efficiency in their business operations and missions. xG’s business lines include the brands of Integrated Microwave Technologies LLC (“IMT”) and Vislink Communication Systems (“Vislink”). There is considerable brand interaction, owing to complementary market focus, compatible product and technology development roadmaps, and solution integration opportunities.

IMT:

IMT develops, manufactures and sells microwave communications equipment utilizing COFDM (Coded Orthogonal Frequency Division Multiplexing) technology. COFDM is a transmission technique that combines encoding technology with OFDM (Orthogonal Frequency Division Multiplexing) modulation to provide the low latency and high image clarity required for real-time live broadcasting video transmissions. IMT has extensive experience in ultra-compact COFDM wireless technology, which has allowed IMT to develop integrated solutions over the past 20 years that deliver reliable video footage captured from both aerial and ground-based sources to fixed and mobile receiver locations.

IMT provides product and service solutions marketed under the well-established brand names Nucomm, RF Central and IMT. Its video transmission products primarily address three major market areas: broadcasting, sports and entertainment, and surveillance (for military and government).

The broadcasting market consists of electronic news gathering, wireless camera systems, portable microwave, and fixed point to point systems. Customers within this market are blue-chip, tier-1 major network TV stations that include over-the-air broadcasters and cable and satellite news providers. For this market, IMT designs, develops and markets solutions for use in news helicopters, ground-based news vehicles, camera operations, central receive sites, remote onsite and studio newscasts and live television events. In this market, IMT’s Nucomm line is recognized as a premium brand of digital broadcast microwave video systems.

The sports and entertainment market consists of key segments that include sports production, sports venue entertainment systems, movie director video assist, and the non-professional user segment. Customers within this market are major professional sports teams, movie production companies, live video production service providers, system integrators and a growing segment of drone and unmanned ground vehicle providers. Among the key solutions IMT provides to this market are wireless camera systems and mobile radios. IMT’s RF Central is a well-established brand of compact microwave video equipment in the market for both licensed and license-free sports and entertainment applications.

The government/surveillance market consists of key segments that include state and local law enforcement agencies, federal agencies and military system integrators. Customers within this market include recognizable state police forces, sheriff’s departments, fire departments, first responders, the Department of Justice and the Department of Homeland Security. The key solutions IMT provides to this market are mission-critical wireless video solutions for applications, including manned and unmanned aerial and ground systems, mobile and handheld receive systems and transmitters for concealed video surveillance. IMT’s products in this market are sold under the brand name IMT.

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Vislink:

On February 2, 2017, xG completed the acquisition of the net assets that constituted the business of Vislink pursuant to an asset purchase agreement by and among xG, Vislink PLC, an England and Wales registered limited company (the “Guarantor”), Vislink International Limited, an England and Wales registered limited liability company (the “U.K. Seller”), and Vislink Inc., a Delaware corporation (the “U.S. Seller,” and together with the U.K. Seller, the “Sellers”), dated December 16, 2016, as amended on January 13, 2017.

Vislink specializes in the wireless capture, delivery and management of secure, high-quality, live video from the field to the point of usage. Vislink designs and manufactures products encompassing microwave radio components, satellite communication, cellular and wireless camera systems, and associated amplifier items.

Vislink serves two core markets: (i) broadcast & media and (ii) law enforcement, public safety and surveillance. In the broadcast and media market, Vislink provides broadcast communication links for the collection of live news and sports and entertainment events. Customers in this market include national broadcasters, multi-channel broadcasters, network owners and station groups, sports and live broadcasters and hosted service providers. In the law enforcement, public safety and surveillance market, Vislink provides secure video communications and mission-critical solutions for law enforcement, defense and homeland security applications. Its law enforcement, public safety and surveillance customers include metropolitan, regional and national law enforcement agencies, as well as domestic and international defense agencies and organizations. Across its core markets, Vislink is also a leading global manufacturer of satellite communication services, with solutions destined for use in both fixed installations and small, rapidly-deployable configurations.

In 2017, we began the process of merging Vislink’s product offerings and operations with those of IMT and xG. We have initiated the co-branding of the IMT and Vislink, while still preserving the Vislink brand and its legacy brands, including Gigawave, Link, Advent and MRC, in markets where strong brand identification still exists. IMT has assumed all the Vislink product warranties and will continue to support all the Vislink and IMT product offerings. Vislink’s business in the Americas has become part of IMT, while its business in the rest of the world is operated by Vislink’s existing U.K. operation.

Our Strengths

We believe the following strengths position us for sustainable growth:

•Our IMT and Nucomm brands are well-established. Our IMT unit and the Nucomm brand have developed a significant following over the past 20 years, based on their reputation for product performance, reliability and use of advanced technology. IMT has developed a diverse and stable customer base for repeat product purchases from blue chip, tier-1 clients in the Broadcasting and Sports and Entertainment markets, as well as among high-profile agencies and organizations in Surveillance (Military and Government) markets.

•Our IMT products solve a growing market need for stable, high-definition, wireless video communications. IMT’s high definition wireless video solutions are used in applications in growing market segments, including in-game sports video mobile feeds, real-time capture and display of footage from drones and other aerial platforms, and rapid-response electronic news gathering operations.

•We have a broad patent portfolio and unencumbered use of our intellectual property. We maintain a broad patent portfolio consisting of patents and patent applications in the United States and many international jurisdictions. As of July 17, 2018, in the United States, we have 57 patents granted, 1 patent application pending and no provisional applications pending. Internationally, we have 33 patents granted and 4 patent applications pending. We have solely funded the development of our intellectual property, which is, accordingly, unencumbered by any federal government unlimited use licenses.

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•We have an accomplished leadership team. Our management team and Board of Directors bring a wealth of experience in the telecommunications and military sectors as well as hardware and software development. Our engineering team has a strong track record developing ad-hoc networking domains at Motorola and Mesh Networks. In addition, most of our leadership team has strong ties to our target markets, including public safety organizations and the military.

Our Strategy

IMT and Vislink video brands

Our acquisitions of IMT and Vislink in 2016 and 2017, respectively, are part of our plan to diversify and grow the broadcast, sports and entertainment and public safety, surveillance and defense markets. They allow us to offer a broad array of end-to-end, high-reliability, high-data rate, long-range wireless video transmission solutions. These solutions are being used for applications in growing market segments, including in-game sports video mobile feeds, real-time capture and display of footage from drones and other aerial platforms, and rapid-response electronic news gathering operations.

The key sector strategies for IMT and Vislink are to expand the various markets for existing miniature wireless video products which include educational sectors, videographers, and video service providers, provide complete end-to-end solutions for the video surveillance market, and introduce complete end-to-end IP technology into the broadcast market.

We believe that the acquisition of Vislink offer us the opportunity to realize synergies with our IMT business unit, while allowing both entities to offer an expanded suite of services and product offerings in the markets they are already active in. A key advantage is that there is currently limited overlap in product offerings, sales channels and market coverage between the two companies. For example, Vislink has a substantial client base in international markets where IMT has had a limited presence. In addition, IMT has a very strong product portfolio targeted to US federal law enforcement and high-end sports broadcasting customers who will now have access to additional solutions based on Vislink’s product configurations. Finally, Vislink has traditionally focused on licensed spectrum solutions where IMT has pioneered the use of non-licensed spectrum for many applications.

Risks That We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary.

These risks include, but are not limited to:

•we have a history of operating losses and we may continue to realize net losses for at least the next 12 months;

•we may not be able to continue as a going concern and may not be able to operate in the future;

•our business depends upon our ability to generate sustained sales of our products and technology;

•our business depends on our ability to continually develop and commercialize new products and technologies and penetrate new markets;

•we need to obtain or maintain patents or other appropriate protection for the intellectual property utilized in our technologies;

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•our industry is highly competitive and we may not be able to compete with companies with larger resources than we have;

•we may require additional capital to develop new products;

•new regulations or standards or changes in existing regulations or standards related to our products may result in unanticipated costs or liabilities; and

•we may fail to meet publicly announced financial guidance or other expectations about our business.

Company Information

The Company was originally organized as a limited liability company under the laws of the State of Delaware on August 26, 2002 under the name JTS Acquisitions, LLC. On March 21, 2003, we changed our name to xG Technology, LLC. Pursuant to a certificate of conversion and a certificate of incorporation filed with the State of Delaware on November 8, 2006, xG Technology, LLC converted to a Delaware corporation under the name xG Technology, Inc. Our executive offices are located at 240 S. Pineapple Avenue, Suite 701, Sarasota, FL 34236, and our telephone number is (941) 953-9035. Our website address is www.xgtechnology.com. Information contained in our website does not form part of the report and is intended for informational purposes only.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act since we went public in the U.S. in July 2013. We will remain an emerging growth company for up to the last day of the fiscal year following the fifth anniversary of our initial public offering, or until the earliest of  (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Pursuant to Section 102 of the JOBS Act, we have provided reduced executive compensation disclosure and have omitted a compensation discussion and analysis from this Report. Pursuant to Section 107 of the JOBS Act, we have elected to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Where You Can Find Us

Our executive offices are located at 240 S. Pineapple Avenue, Suite 701, Sarasota, FL 34236, and our telephone number is (941) 953-9035. Our website address is www.xgtechnology.com. Information contained on our website does not form part of this prospectus and is intended for informational purposes only.

Recent Developments

On April 23, 2018, George Schmitt notified the Company, that he would retire from his positions as the Executive Chairman and Chief Executive Officer of the Company, effective immediately. Mr. Schmitt will temporarily continue to be a member of the Company’s Board of Directors (the “Board”). In connection with this transition, on April 23, 2018, the Board appointed Gary Cuccio to the role of Executive Chairman and interim Chief Executive Officer.

On May 29, 2018, we completed a private placement (the “Private Placement”) of $4 million in principal amount of 6% Senior Secured Convertible Debentures (the “Investor Debentures”) and warrants (the “Investor Warrants”) to purchase 3,000,000 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”) to institutional investors. The Investor Debentures and Investor Warrants were issued pursuant to a Securities Purchase Agreement, dated May 29, 2018 (the “Purchase Agreement”), by and among the Company and the purchasers’ signatories thereto (the “May 2018 Investors”).

Prior to the Maturity Date (as defined below), the Investor Debentures bear interest at 6% per annum. Interest shall be paid quarterly in cash on January 1, April 1, July 1, and October 1 beginning on the first such date after the issuance of the Investor Debentures, on each Conversion Date (as defined in the Investor Debentures, on each redemption date (as set forth in the Investor Debentures), and on the Maturity Date (as defined below). The Investor Debentures rank senior to the Company’s existing and future indebtedness and are secured to the extent and as provided in the security and related documents.

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The Investor Debentures are convertible at any time after their date of issuance at the option of the May 2018 Investors into shares of Common Stock at $1.00 per share (the “Conversion Price”). The Investor Debentures mature twelve (12) months from their issuance (the “Maturity Date”). Commencing on September 29, 2018, and continuing for each fiscal month thereafter through the Maturity Date, the Company will make payments of principal and interest as Monthly Redemptions (as defined in the Investor Debentures) to the May 2018 Investors in order to fully amortize the Investor Debentures. The Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes.

The Investor Warrants are exercisable to purchase up to an aggregate of 3,000,000 shares of Common Stock commencing on the date of issuance at an exercise price of $1.00 per share (the “Exercise Price”). The Investor Warrants are exercisable immediately and will expire on the fifth (5th) anniversary of their date of issuance. The Exercise Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes.

The conversion of the Investor Debentures and exercise of the Investor Warrants are subject to beneficial ownership limitations such that a May 2018 Investor cannot convert nor exercise to the extent such conversion or exercise would result in the May 2018 Investor owning more than 4.99% of the outstanding Common Stock of the Company. Additionally, the Company may not issue shares of Common Stock underlying the Investor Debentures or Investor Warrants that equal more than 19.99% of the outstanding shares of Common Stock as of May 29, 2018 without shareholder approval.

See “May 2018 Private Placement” for additional information.

THE OFFERING

Common stock to be offered by the Selling Securityholders	7,000,000 shares consisting of:

• 3,000,000 shares underlying the Investor Warrants;

• 4,000,000 shares underlying the Investor Debentures; and

Common stock outstanding prior to this offering	16,737,002 shares.

Common stock to be outstanding after giving effect to the issuance of 7,000,000 shares underlying the Investor Warrants and Investor Debentures being registered hereunder and includes all shares of common stock beneficially owned by the Selling Securityholders	27,083,615 shares.

Symbol on Nasdaq Capital Market	“XGTI”

For a more detailed description of the Investor Debentures and Investor Warrants, see “May 2018 Private Placement”

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should consider and read carefully all the risks and uncertainties described below, together with all the other information contained or incorporated by reference into this prospectus and in any free writing prospectus before deciding to invest in our Common Stock. If any of the following risks, or any risk described elsewhere in this prospectus or in the documents incorporated by reference herein, occurs, our business, business prospects, financial condition, results of operations or cash flows could be materially adversely affected. In any such case, the trading price of our Common Stock could decline, and you could lose all or part of your investment. The risks described below and in the documents incorporated by reference herein are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect us. This prospectus also contains forward-looking statements, estimates and projections that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements because of specific factors, including the risks described below and in the documents incorporated by reference herein.

You should carefully consider the following risk factors in evaluating our business and us. The factors listed below and in the prospectus, represent certain important factors that we believe could cause our business results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. You should also consider the other information included in our annual report on Form 10-K for the year ended December 31, 2017 and subsequent quarterly reports filed with the Securities and Exchange Commission.

Risks Related to the Company and Our Business

We have included in our financial statements disclosure regarding our liquidity and financial condition as a result of our recurring operating losses and cash used from operations.

As reflected in the condensed consolidated financial statements, we had working capital and an accumulated deficit of $5.6 million and $223.6 million, respectively, at March 31, 2018. In addition, we had a loss from operations of approximately $4.3 million and cash used in operating activities of $2.4 million for the three months ended March 31, 2018.

Our condensed consolidated financial statements are prepared assuming we can continue as a going concern, which contemplates continuity of operations through realization of assets, and the settling of liabilities in the normal course of business. We implemented a cost reduction plan in April 2018 that is expected to result in approximately $5 million in annual savings, although no assurance can be provided that we will meet that target. Initial savings were realized through immediate cost reductions affecting the xMax division by eliminating certain personnel costs and associated benefits and reduction in facilities and other expenses. While implementing these cost reduction initiatives is management’s primary focus, we also believe we have the ability to raise additional working capital through equity or debt offerings; however no assurance can be provided that we will be successful in such capital raising efforts. As a result of such cost reduction efforts and our existing working capital, management believes that we have sufficient working capital to continue as a going concern for a period of at least twelve months from the date these financial statements have been issued.

The ability to recognize revenue and ultimately cash receipts is contingent upon, but not limited to, acceptable performance of the delivered equipment and services. If we are unable to close on some of its revenue producing opportunities in the near term, the carrying value of its assets may be materially impacted.

We may require additional capital in the future to develop new products. If we do not obtain any such additional financing, if required, our business prospects, financial condition and results of operations will be adversely affected.

We may require additional capital in the future to develop new products. We may not be able to secure adequate additional financing when needed on acceptable terms, or at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the public offering price in this offering or the market price of our common stock at the time of such issuance. If we cannot secure sufficient additional funding we may be forced to forego strategic opportunities or delay, scale back and eliminate future product development.

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Defects or errors in our products and services or in products made by our suppliers could harm our brand and relations with our customers and expose us to liability. If we experience product recalls, we may incur significant expenses and experience decreased demand for our products.

Our products are inherently complex and may contain defects and errors that are only detectable when the products are in use. Because our products are used for both personal and business purposes, such defects or errors could have a serious impact on our end customers, which could damage our reputation, harm our customer relationships and expose us to liability. Defects or impurities in our components, materials or software, equipment failures or other difficulties could adversely affect our ability, and that of our customers, to ship products on a timely basis as well as customer or licensee demand for our products. Any such shipment delays or declines in demand could reduce our revenues and harm our ability to achieve or sustain desired levels of profitability. We and our customers may also experience component or software failures or defects that could require significant product recalls, rework and/or repairs that are not covered by warranty reserves.

We may fail to meet publicly announced financial guidance or other expectations about our business, which would cause our stock to decline in value.

From time to time, we provide preliminary financial results or forward-looking financial guidance, to our investors. Such statements are based on our current views, expectations and assumptions and involve known and unknown risks and uncertainties that may cause actual results, performance, achievements or share prices to be materially different from any future results, performance, achievements or share prices expressed or implied by such statements. Such risks and uncertainties include, among others, changes to the assumptions used to forecast or calculate such guidance

We may not fully realize anticipated benefits from our acquisitions.

Although we expect to realize strategic, operational and financial benefits as a result of our IMT and VCS acquisitions, we cannot predict whether and to what extent such benefits will be achieved, or that any operational or financial benefits will be achieved. The success of the acquisitions will depend upon, among other things, our ability to integrate acquired personnel, operations, products and technologies into our organization effectively, to retain and motivate key personnel of IMT and VCS and to retain their customers. Any acquisition may result in diversion of management’s attention from other business concerns, and may result in unanticipated costs and operational challenges.

Although certain technical problems experienced by users may not be caused by our products, our business and reputation may be harmed if users perceive our solutions as the cause of a slow or unreliable network connection, or a high-profile network failure.

We expect that our products will be in many different locations and user environments and will be capable of providing transmission of video, mobile broadband connectivity and interference mitigation, among other applications. The ability of our products to operate effectively can be negatively impacted by many different elements unrelated to our products. Although certain technical problems experienced by users may not be caused by our products, users often may perceive the underlying cause to be a result of poor performance of our technology. This perception, even if incorrect, could harm our business and reputation. Similarly, a high-profile network failure may be caused by improper operation of the network or failure of a network component that we did not supply, but other service providers may perceive that our products were implicated, which, even if incorrect, could harm our business, operating results and financial condition.

Our ability to sell our products will be highly dependent on the quality of our support and services offerings, and our failure to offer high-quality support and services would have a material adverse effect on our sales and results of operations.

Once our products are deployed, our channel partners and end-customers will depend on our support organization to resolve any issues relating to our products. A high level of support will be important for the successful marketing and sale of our products. In many cases, our channel partners will likely provide support directly to our end-customers. We will not have complete control over the level or quality of support provided by our channel partners. These channel partners may also provide support for other third-party products, which may potentially distract resources from support for our products. If we and our channel partners do not effectively assist our end-customers in deploying our products, succeed in helping our end-customers quickly resolve post-deployment issues or provide effective ongoing support, our ability to sell our products to existing end-customers could be adversely affected and our reputation with potential end-customers could be harmed. In some cases, we guarantee a certain level of performance to our channel partners and end-customers, which could prove to be resource-intensive and expensive for us to fulfill if unforeseen technical problems were to arise.

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We may fail to recruit and retain qualified personnel.

We expect to rapidly expand our operations and grow our sales, development and administrative operations. This expansion is expected to place a significant strain on our management and will require hiring a significant number of qualified personnel. Accordingly, recruiting and retaining such personnel in the future will be critical to our success. There is intense competition from other companies for qualified personnel in the areas of our activities. If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to continue our marketing and development activities, and this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We rely on key executive officers, and their knowledge of our business and technical expertise would be difficult to replace.

We are highly dependent on our executive officers because of their expertise and experience in the telecommunications industry. We have agreements with our executive officers containing customary non-disclosure, non-compete, confidentiality and assignment of inventions provisions. We do not have “key person” life insurance policies for any of our officers. The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect our operating results.

We purchase some components, subassemblies and products from a limited number of suppliers. The loss of any of these suppliers may substantially disrupt our ability to obtain orders and fulfill sales as we design and qualify new components.

We sometimes rely on third party components and technology to build and operate our products, and, until full integration with IMT and VCS, we may rely on our contract manufacturers to obtain the components, subassemblies and products necessary for the manufacture of our products. Shortages in components that we use in our products are possible, and our ability to predict the availability of such components is limited. While components and supplies are generally available from a variety of sources, we and our contract manufacturers currently depend on a single or limited number of suppliers for several components for our products. If our suppliers of these components or technology were to enter into exclusive relationships with other providers of wireless networking equipment or were to discontinue providing such components and technology to us and we were unable to replace them cost effectively, or at all, our ability to provide our products would be impaired. We and our contract manufacturers generally rely on purchase orders rather than long-term contracts with these suppliers. As a result, even if available, we and our contract manufacturers may not be able to secure sufficient components at reasonable prices or of acceptable quality to build our products in a timely manner. Therefore, we may be unable to meet customer demand for our products, which would have a material adverse effect on our business, operating results and financial condition.

We do not have long-term contracts with our existing contract manufacturers. The loss of any of our existing contract manufacturers could have a material adverse effect on our business, operating results and financial condition.

We do not have long-term contracts with our existing contract manufacturers. If any of our existing contract manufacturers are unable or unwilling to manufacture our products in the future, the loss of such contract manufacturers could have a material adverse effect on our business, operating results and financial condition.

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Our intellectual property protections may be insufficient to properly safeguard our technology.

Our success and ability to compete effectively are, in large part, dependent upon proprietary technology that we have developed internally. Given the rapid pace of innovation and technological change within the wireless and broadband industries, the technological and creative skill of our personnel, consultants and contractors and their ability to develop, enhance and market new products and upgrades to existing products are critical to our continued success. We rely primarily on patent laws to protect our proprietary rights. As of July 17, 2018, in the United States, we have 57 patents granted, 1 patent application pending and no provisional applications pending. Internationally, we have 33 patents granted and 4 patent applications pending. There can be no assurance that patents pending or future patent applications will be issued, or that if issued, we would have the resources to protect any such issued patent from infringement. Further, we cannot patent much of the technology that is important to our business. To date, we have relied on copyright, trademark and trade secret laws, as well as confidentiality procedures, non-compete and/or work for hire invention assignment agreements and licensing arrangements with our employees, consultants, contractors, customers and vendors, to establish and protect our rights to this technology and, to the best extent possible, control the access to and distribution of our technology, software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use this technology without authorization. Policing unauthorized use of this technology is difficult. There can be no assurance that the steps we take or will take will prevent misappropriation of, or prevent an unauthorized third party from obtaining or using, the technology we rely on. In addition, effective protection may be unavailable or limited in some jurisdictions. Litigation may be necessary in the future to enforce or protect our rights.

We may be subject to claims of intellectual property infringement or invalidity. Expenses incurred with respect to monitoring, protecting, and defending our intellectual property rights could adversely affect our business.

Competitors and others may infringe on our intellectual property rights, or may allege that we have infringed on theirs. Monitoring infringement and misappropriation of intellectual property can be difficult and expensive, and we may not be able to detect infringement or misappropriation of our proprietary rights. We may also incur significant litigation expenses in protecting our intellectual property or defending our use of intellectual property, reducing our ability to fund product initiatives. These expenses could have an adverse effect on our future cash flows and results of operations. If we are found to infringe on the rights of others we could be required to discontinue offering certain products or systems, to pay damages, or purchase a license to use the intellectual property in question from its owner. Litigation can also distract management from the day-to-day operations of the business.

Enforcement of our intellectual property rights abroad, particularly in China, is limited and it is often difficult to protect and enforce such rights.

Patent protection outside the United States is generally not as comprehensive as in the United States and may not protect our intellectual property in some countries where our products are sold or may be sold in the future. Even if patents are granted outside the United States, effective enforcement in those countries may not be available. Many companies have encountered substantial intellectual property infringement in countries where we sell, or intend to sell, products or have our products manufactured.

In particular, the legal regime relating to intellectual property rights in China is limited and it is often difficult to protect and enforce such rights. The regulatory scheme for enforcing China’s intellectual property laws may not be as developed as regulatory schemes in other countries. Any advancement of an intellectual property enforcement claim through China’s regulatory scheme may require an extensive amount of time, allowing intellectual property infringers to continue largely unimpeded, to our commercial detriment in the Chinese and other export markets. In addition, rules of evidence may be unclear, inconsistent or difficult to comply with, making it difficult to prove infringement of our intellectual property rights. As a result, enforcement cases involving technology, such as copyright infringement of software code, or unauthorized manufacture or sale of products containing patented inventions, may be difficult or not possible to sustain.

These factors may make it increasingly complicated for us to enforce our intellectual property rights against parties misappropriating or copying our technology or products without our authorization, allowing competing enterprises to harm our business in the Chinese or other export markets by affecting the pricing for our products, reducing our own sales and diluting our brand or product quality reputation.

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The intellectual property rights of others may prevent us from developing new products or entering new markets.

The telecommunications industry is characterized by the rapid development of new technologies, which requires us to continuously introduce new products and expand into new markets that may be created. Therefore, our success depends in part on our ability to continually adapt our products and systems to incorporate new technologies and to expand into markets that may be created by new technologies. If technologies are protected by the intellectual property rights of others, including our competitors, we may be prevented from introducing new products or expanding into new markets created by these technologies. If the intellectual property rights of others prevent us from taking advantage of innovative technologies, our financial condition, operating results or prospects may be harmed.

Further impairment charges could have a material adverse effect on our financial condition and results of operations.

We are required to test our finite-lived intangible assets for impairment if events occur or circumstances change that would indicate the remaining net book value of the finite-lived intangible assets might not be recoverable. These events or circumstances could include a significant change in the business climate, including a significant sustained decline in an entity’s market value, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of our business, potential government actions and other factors. If the fair value of our finite-lived intangible assets is less than their book value in the future, we could be required to record impairment charges. During 2016, we recognized an impairment charge of  $2.7 million on software development costs due to our analysis of the net realizable value of our capitalized software costs. Although we did not recognize any impairment in 2017, the amount of any further impairment could be significant and could have a material adverse effect on our reported financial results for the period in which the charge is taken.

We rely on the availability of third-party licenses. If these licenses are available to us only on less favorable terms or not at all in the future, our business and operating results would be harmed.

We have incorporated third-party licensed technology into our products. It may be necessary in the future to renew licenses relating to various aspects of these products or to seek additional licenses for existing or new products. There can be no assurance that the necessary licenses will be available on acceptable terms or at all. The inability to obtain certain licenses or other rights, or to obtain those licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could result in delays in product releases until such time, if ever, as equivalent technology could be identified, licensed or developed and integrated into our products and might have a material adverse effect on our business, operating results and financial condition. Moreover, the inclusion in our products of intellectual property licensed from third parties on a nonexclusive basis could limit our ability to protect our proprietary rights in our products.

Our customers could also become the target of litigation relating to the patent and other intellectual property rights of others.

Any litigation relating to the intellectual property rights of others could trigger technical support and indemnification obligations in licenses or customer agreements that we may enter into. These obligations could result in substantial expenses, including the payment by us of costs and damages relating to claims of intellectual property infringement. In addition to the time and expense required for us to provide support or indemnification to our customers, any such litigation could disrupt the businesses of our customers, which in turn could hurt our relationships with such customers and cause the sale of our products to decrease. No assurance can be given that claims for indemnification will not be made, or that if made, such claims would not have a material adverse effect on our business, operating results or financial conditions.

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We expect to base our inventory purchasing decisions on our forecasts of customers’ demand, and if our forecasts are inaccurate, our operating results could be materially harmed.

As our customer base increases, we expect to place orders with our contract manufacturers based on our forecasts of our customers’ demand. Our forecasts will be based on multiple assumptions, each of which may cause our estimates to be inaccurate, affecting our ability to provide products to our customers. When demand for our products increases significantly, we may not be able to meet demand on a timely basis, and we may need to expend a significant amount of time working with our customers to allocate limited supply and maintain positive customer relations, or we may incur additional costs in order to rush the manufacture and delivery of additional products. If we underestimate customers’ demand, we may forego revenue opportunities, lose market share and damage our customer relationships. Conversely, if we overestimate customer demand, we may purchase more inventory than we are able to sell at any given time or at all. In addition, we grant our distributors stock rotation rights, which require us to accept stock back from a distributor’s inventory, including obsolete inventory. As a result of our failure to properly estimate demand for our products, we could have excess or obsolete inventory, resulting in a decline in the value of our inventory, which would increase our costs of revenues and reduce our liquidity. Our failure to accurately manage inventory relative to demand would adversely affect our operating results.

If our technology does not work as well as planned or if we are unsuccessful in developing and selling new products or in penetrating new markets, our business and operating results would suffer.

Our success and ability to compete are dependent on technology which we have developed or may develop in the future. There is a risk that the technology that we have developed or may develop may not work as intended, or that the marketing of the technology may not be as successful as anticipated. Further, the markets in which we and our customers compete or plan to compete are characterized by constantly and rapidly changing technologies and technological obsolescence. Our ability to compete successfully depends on our ability to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis to keep pace with market needs and satisfy the demands of customers. A fundamental shift in technologies in any of our target markets could harm our competitive position within these markets. Our failure to anticipate these shifts, to develop new technologies or to react to changes in existing technologies could materially delay our development of new products, which could result in product obsolescence, decreased revenue and a loss of customer wins to our competitors. The development of new technologies and products generally require substantial investment and can require long development and testing periods before they are commercially viable. We intend to continue to make substantial investments in developing new technologies and products and it is possible that that we may not successfully be able to develop or acquire new products or product enhancements that compete effectively within our target markets or differentiate our products based on functionality, performance or cost and that our new technologies and products will not result in meaningful revenue. Any delays in developing and releasing new or enhanced products could cause us to lose revenue opportunities and customers. Any technical flaws in product releases could diminish the innovative impact of our products and have a negative effect on customer adoption and our reputation. If we fail to introduce new products that meet the demands of our customers or target markets or do not achieve market acceptance, or if we fail to penetrate new markets, our revenue will not increase over time and our operating results and competitive position would suffer.

Computer malware, viruses, hacking and phishing attacks could harm our business and results of operations.

Computer malware, viruses, and computer hacking and phishing attacks have become more prevalent in our industry and may occur on our systems in the future. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security, and availability of our products and technical infrastructure to the satisfaction of our users may harm our reputation and our ability to attract and retain customers.

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Our operating expenses will increase as we make further expenditures to enhance and expand our operations in order to support additional growth in our business.

Historically, we limited our investment in infrastructure; however, in the future we expect our infrastructure investments to increase substantially to support our anticipated growth. We intend to make additional investments in systems and personnel in order to expand our business and continue to expand our operations to support anticipated growth in our business. In addition, we may determine the need in the future to make changes to our sales model, which changes may result in higher selling, general and administrative expenses as a percentage of our revenues. As a result of these factors, we expect our operating expenses to increase.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

Our ability to grow successfully requires an effective planning and management process. The expansion and growth of our business could place a significant strain on our management systems, infrastructure and other resources. To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

If our estimates relating to our critical accounting policies are based on assumptions or judgments that change or prove to be incorrect, our operating results could fall below expectations of securities analysts and investors, resulting in a decline in our stock price.

The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates, assumptions and judgments that affect the amounts reported in the financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of financial analysts and investors, resulting in a decline in our stock price. Significant assumptions and estimates used in preparing our financial statements include those related to revenue recognition, inventory, product warranties, allowance for doubtful accounts, stock-based compensation expense, capitalization of intangible assets, impairment of long-lived assets and income taxes.

Our exposure to the credit risks of our customers may make it difficult to collect accounts receivable and could adversely affect our operating results and financial condition.

In the course of our sales to customers, we may encounter difficulty collecting accounts receivable and could be exposed to risks associated with uncollectible accounts receivable. Economic conditions may impact some of our customers’ ability to pay their accounts payable. While we will attempt to monitor these situations carefully and attempt to take appropriate measures to collect accounts receivable balances, we have written down accounts receivable and written off doubtful accounts in prior periods and may be unable to avoid accounts receivable write-downs or write-offs of doubtful accounts in the future. Such write-downs or write-offs could negatively affect our operating results for the period in which they occur.

Demand for our defense-related products and products for emergency response services depends on government spending.

The U.S. military market is largely dependent upon government budgets, particularly the defense budget. The funding of government programs is subject to Congressional appropriation. Although multi-year contracts may be authorized in connection with major procurements, Congress generally appropriates funds on a fiscal year basis even though a program may be expected to continue for several years. Consequently, programs are often only partially funded and additional funds are committed only as Congress makes further appropriations. No assurance can be given that an increase in defense spending will be allocated to programs that would benefit our business. A decrease in levels of defense spending or the government’s termination of, or failure to fully fund, one or more of the contracts for which our products may be utilized could have a material adverse effect on our financial position and results of operations.

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In addition, the sale of our products to local municipalities for emergency response services depends on government spending allocated to such areas. There can be no assurance that government spending will be allocated to emergency response services at a level that would benefit our business. A decrease in levels of government spending for emergency response services, or the government’s termination of, or failure to fully fund, one or more of the contracts for which our products may be utilized with respect to emergency response services, could have a material adverse effect on our financial position and results of operations.

Our failure to obtain and maintain required certifications could impair our ability to bid on defense contracts.

In order for us to participate in certain government programs we could be required to obtain and maintain quality certification and certain standards for Department of Defense wireless security such as certification by the Joint Interoperability and Test Command (JITC) and to meet production standards in order to be eligible to bid on government contracts. If we fail to maintain these certifications or any additional certification which may be required, we will be ineligible to bid for contracts which may impair our financial operations and consequently, our ability to continue in business.

Regulation of the telecommunications industry could harm our operating results and future prospects.

The traditional telecommunications industry is highly regulated, and our business and financial condition could be adversely affected by changes in regulations relating to the Internet telecommunications industry. Currently, there are few laws or regulations that apply directly to access to or commerce on IP networks, but future regulations could include sales taxes and tariffs in previously unregulated areas and provider access charges. We could be adversely affected by regulation of IP networks and commerce in any country where we market equipment and services to service or content providers. Regulations governing the range of services and business models that can be offered by service providers or content providers could adversely affect those customers’ needs for products designed to enable a wide range of such services or business models. For instance, the U.S. Federal Communications Commission has issued regulations governing aspects of fixed broadband networks and wireless networks. These regulations might impact service provider and content provider business models and as such, providers’ needs for Internet telecommunications equipment and services. In addition, many jurisdictions are evaluating or implementing regulations relating to cyber security, privacy and data protection, which could affect the market and requirements for networking and security equipment.

In addition, environmental regulations relevant to electronic equipment manufacturing or operations may impact our business and financial condition adversely. For instance, the European Union has adopted regulations on Electronic waste, e-waste, e-scrap, or waste electrical and electronic equipment (“WEEE”), Restriction of the Use of Certain Hazardous Substances (“ROHS”) and Registration, Evaluation, Authorisation and Restriction of Chemical substances (“REACH”). Furthermore, some governments have regulations prohibiting government entities from purchasing security products that do not meet specified indigenous certification criteria even though those criteria may be in conflict with accepted international standards. Similar regulations are in effect or under consideration in several jurisdictions where we do business.

The adoption and implementation of such regulations could decrease demand for our products, increase the cost of building and selling our products and impact our ability to ship products into affected areas and recognize revenue in a timely manner. Any of these impacts could have a material adverse effect on our business, financial condition, and results of operations.

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We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our Common Stock could be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company (“EGC”), we may take advantage of exemptions from various reporting requirements that are not applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our annual gross revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our Common Stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and the price of our Common Stock may be more volatile.

Under the JOBS Act, emerging growth companies may also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.  We will lose our emerging growth status on December 31, 2018 and as a result may have increased reporting responsibilities and associated costs with the increased disclosure obligations that we will need to undertake in anticipation of and upon losing our EGC status.

Risks Relating to Our Industry

Our industry is subject to rapid technological change, and we must make substantial investments in new products, services and technologies to compete successfully.

New technological innovations generally require a substantial investment before they are commercially viable. We intend to continue to make substantial investments in developing new products and technologies, and it is possible that our development efforts will not be successful and that our new technologies will not result in meaningful revenues. Our future success will depend on our ability to continue to develop and introduce new products, technologies and enhancements on a timely basis. Our future success will also depend on our ability to keep pace with technological developments, protect our intellectual property, satisfy customer requirements, meet customer expectations, price our products and services competitively and achieve market acceptance. The introduction of products embodying new technologies and the emergence of new industry standards could render our existing products and technologies, and products and technologies currently under development, obsolete and unmarketable. If we fail to anticipate or respond adequately to technological developments or customer requirements, or experience any significant delays in development, introduction or shipment of our products and technologies in commercial quantities, demand for our products and our customers’ and licensees’ products that use our technologies could decrease, and our competitive position could be damaged.

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We may be subject to infringement claims in the future.

We may be unaware of filed patent applications and issued patents that could include claims covering our products. Parties making claims of infringement may be able to obtain injunctive or other equitable relief that could effectively block our ability to sell or supply our products or license our technology and could cause us to pay substantial royalties, licensing fees or damages. The defense of any lawsuit could divert management’s efforts and attention from ordinary business operations and result in time-consuming and expensive litigation, regardless of the merits of such claims. These outcomes may (i) require us to stop selling products or using technology that contains the allegedly infringing intellectual property; (ii) require us to redesign those products that contain the allegedly infringing intellectual property; (iii) require us to pay substantial damages to the party whose intellectual property rights we may be found to be infringing; (iv) result in the loss of existing customers or prohibit the acquisition of new customers; (v) cause us to attempt to obtain a license to the relevant intellectual property from third parties, which may not be available on reasonable terms or at all; (vi) materially and adversely affect our brand in the market place and cause a substantial loss of goodwill; (vii) cause our stock price to decline significantly; (viii) materially and adversely affect our liquidity, including our ability to pay debts and other obligations as they become due; or (ix) lead to our bankruptcy or liquidation.

Our industry is highly competitive and we may not be able to compete effectively.

The communications industry is highly competitive, rapidly evolving, and subject to constant technological change. We expect that new competitors are likely to join existing competitors. Many of our competitors may be larger and have greater financial, technical, operational, marketing and other resources and experience than we do. In the event that a competitor expends significant resources we may not be able to successfully compete. In addition, the pace of technological change makes it impossible for us to predict whether we will face new competitors using different technologies to provide products. If our competitors were to provide better and more cost effective products than our products we may not be able to capture any significant market share.

Regulation of Voice over Internet Protocol (“VoIP”) services is developing and therefore uncertain and future legislative, regulatory or judicial actions could adversely affect our business.

VoIP services have developed in an environment largely free from government regulation. However, the United States and other countries have begun to assert regulatory authority over VoIP and are continuing to evaluate how VoIP will be regulated in the future. Both the application of existing rules to us and our prospective customers and the effects of future regulatory developments are uncertain. Future legislative, judicial or other regulatory actions could have a negative effect on our business. In addition, future regulatory developments could increase our cost of doing business and limit its growth.

New regulations or standards or changes in existing regulations or standards in the United States or internationally related to our products may result in unanticipated costs or liabilities, which could have a material adverse effect on our business, results of operations and future sales, and could place additional burdens on the operations of our business.

Our products may be subject to governmental regulations in a variety of jurisdictions. In order to achieve and maintain market acceptance, our technology and products will have to comply with these regulations as well as a significant number of industry standards. In the United States, our technology and products will have to comply with various regulations defined by the Federal Communications Commission, (“FCC”), and others. We may also have to comply with similar international regulations. For example, our wireless communication products operate through the transmission of radio signals, and radio emissions are subject to regulation in the United States and in other countries in which we intend to do business. In the United States, various federal agencies including the Center for Devices and Radiological Health of the Food and Drug Administration, the FCC, the Occupational Safety and Health Administration and various state agencies have promulgated regulations that concern the use of radio/electromagnetic emissions standards. Member countries of the European Union have enacted similar standards concerning electrical safety and electromagnetic compatibility and emissions, and chemical substances and use standards.

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As these regulations and standards evolve, and if new regulations or standards are implemented, we may be required to modify our technology or products or develop and support new versions of our technology or products, and our compliance with these regulations and standards may become more burdensome. The failure of technology or our products to comply, or delays in compliance, with the various existing and evolving industry regulations and standards could prevent or delay introduction of our technology or products, which could harm our business. End-customer uncertainty regarding future policies may also affect demand for communications products, including our products. Moreover, channel partners or end-customers may require us, or we may otherwise deem it necessary or advisable, to alter our technology or products to address actual or anticipated changes in the regulatory environment. Our inability to alter our technology or products to address these requirements and any regulatory changes may have a material adverse effect on our business, operating results and financial condition.

Compliance with environmental, health and safety laws and regulations, including new regulations requiring higher standards, may increase our costs, limit our ability to utilize supply chains, and force design changes to our products.

Our operations are subject to a variety of environmental, health and safety laws and regulations and equivalent local, state, and regulatory agencies in each of the jurisdictions in which we currently operate or may operate in the future. The manufacturing of our products uses substances regulated under various federal, state, local laws and regulations governing the environment and worker health and safety. If we, including any contract manufacturers that we may employ, do not comply with these laws including any new regulations, such non-compliance could reduce the net realizable value of our products, which would result in an immediate charge to our income statements. Our non-compliance with such laws could also negatively impact our operations and financial position as a result of fines, penalties that may be imposed on us, and increase the cost of mandated remediation or delays to any contract manufacturers we may utilize, thus we may suffer a loss of revenues, be unable to sell our products in certain markets and/or countries, be subject to penalties and enforced fees and/or suffer a competitive disadvantage. Costs to comply with current laws and regulations and/or similar future laws and regulations, if applicable, could include costs associated with modifying our products, recycling and other waste processing costs, legal and regulatory costs and insurance costs. We cannot assure you that the costs to comply with these new laws or with current and future environmental and worker health and safety laws will not have a material adverse effect on our business, operating results and financial condition.

Governmental regulations affecting the import or export of products or affecting products containing encryption capabilities could negatively affect our revenues.

The United States and various foreign governments have imposed controls, export license requirements, and restrictions on the import or export of some technologies, especially encryption technology. In addition, from time to time, governmental agencies have proposed additional regulation of encryption technology, such as requiring certification, notifications, review of source code, or the escrow and governmental recovery of private encryption keys. For example, Russia and China recently have implemented new requirements relating to products containing encryption and India has imposed special warranty and other obligations associated with technology deemed critical. Governmental regulation of encryption or IP networking technology and regulation of imports or exports, or our failure to obtain required import or export approval for our products, could harm our international and domestic sales prospects and adversely affect our revenue expectation. In addition, failure to comply with such regulations could result in penalties, costs, and restrictions on import or export privileges or adversely affect sales to government agencies or government funded projects.

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If wireless devices pose safety risks, we may be subject to new regulations, and demand for our products and those of our licensees and customers may decrease.

Concerns over the effects of radio frequency emissions, even if unfounded, may have the effect of discouraging the use of wireless devices, which may decrease demand for our products and those of our licensees and customers. In recent years, the FCC and foreign regulatory agencies have updated the guidelines and methods they use for evaluating radio frequency emissions from radio equipment, including wireless phones and other wireless devices. In addition, interest groups have requested that the FCC investigate claims that wireless communication technologies pose health concerns and cause interference with airbags, hearing aids and medical devices. Concerns have also been expressed over the possibility of safety risks due to a lack of attention associated with the use of wireless devices while driving. Any legislation that may be adopted in response to these expressions of concern could reduce demand for our products and those of our licensees and customers in the United States as well as foreign countries.

Risks Relating to our Common Stock and this Offering

Exercise of options or warrants or conversion of convertible securities may have a dilutive effect on your percentage ownership and may result in a dilution of your voting power and an increase in the number of shares of common stock eligible for future resale in the public market, which may negatively impact the trading price of our shares of common stock.

The exercise or conversion of some or all of our outstanding options, warrants, or convertible securities could result in significant dilution in the percentage ownership interest of investors in this offering and in the percentage ownership interest of our existing common stockholders and in a significant dilution of voting rights and earnings per share.

As of July 17, 2018, we have outstanding warrants to purchase up to 11,695,099 shares of our common stock at a weighted exercise price of $4.15 per share, including the warrants owned by the Selling Securityholders acquired in prior financings.

Additionally, the issuance of up to 6,375,000 shares of common stock upon exercise of stock options outstanding under our stock incentive plans will further dilute our stockholders’ voting interests. To the extent options and/or warrants and/or conversion rights are exercised, additional shares of common stock will be issued, and such issuance will dilute stockholders.

In addition to the dilutive effects described above, the exercise of those securities would lead to an increase in the number of shares of common stock eligible for resale in the public market. Sales of substantial numbers of such shares of common stock in the public market could adversely affect the market price of our shares of common stock. Substantial dilution and/or a substantial increase in the number of shares of common stock available for future resale may negatively impact the trading price of our shares of common stock.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute your ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of common stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure, may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. We cannot be certain how the repayment of those promissory notes will be funded and we may issue further equity or debt in order to raise funds to repay the promissory notes, including funding that may be highly dilutive. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from the issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock and you may lose all or part of your investment.

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The market price of our shares of Common Stock is particularly volatile given our status as a relatively unknown company with a generally small and thinly traded public float and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors, including the fact that our shares are thinly traded relative to larger, more established companies. The price for our shares of Common Stock could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand. In addition, because we we may be considered a speculative or “risky” investment due to our lack of profits to date, certain investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of common stock on the market more quickly and at greater discounts, thus resulting in a rapid downward decline in the price of our Common Stock. Many of these factors are beyond our control and may decrease the market price of our shares of common stock, regardless of our operating performance.

The market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares of common stock at or above the price at which you acquired them.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

• variations in our revenues and operating expenses;

• actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

• market conditions in our industry, the industries of our customers and the economy as a whole;

• actual or expected changes in our growth rates or our competitors’ growth rates;

• developments in the financial markets and worldwide or regional economies;

• announcements of innovations or new products or services by us or our competitors;

• announcements by the government relating to regulations that govern our industry;

• sales of our common stock or other securities by us or in the open market; and

• changes in the market valuations of other comparable companies; and

• we may fail to meet publicly announced financial guidance or other expectations about our business.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares of common stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

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Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our common stock.

Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could delay or prevent a change in control of our Company. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include:

• authorizing the Board of Directors to issue, without stockholder approval, preferred stock with rights senior to those of our common stock;

• limiting the persons who may call special meetings of stockholders; and

• requiring advance notification of stockholder nominations and proposals.

In addition, the provisions of Section 203 of the Delaware General Corporation Law govern us. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time without the consent of our Board of Directors.

These and other provisions in our amended and restated certificate of incorporation and our amended and restated bylaws and under Delaware law could discourage potential takeover attempts, reduce the price that investors might be willing to pay in the future for shares of our common stock and result in the market price of our common stock being lower than it would be without these provisions.

The independent members of our Board, who are not our employees or affiliates, do not represent a majority of our Board. If our common stock is delisted from NASDAQ, the liquidity and price of our common stock could decrease and our ability to obtain financing could be impaired.

On April 23, 2018, George Schmitt resigned as the Company’s Chief Executive Officer (“CEO”) and Chairman. Concurrent with Mr. Schmitt’s resignation of those positions, we appointed Mr. Gary Cuccio as the Company’s interim CEO and Chairman. We have determined that as a result of Mr. Cuccio’s interim role that he is not currently an independent director under NASDAQ Rule 5605(a)(2). As a result, we currently do not have a majority of independent directors who constitute a majority of our board of directors. NASDAQ Rule 5605(b) requires that a majority of the board of directors of NASDAQ listed companies be comprised of independent directors. In accordance with Listing Rules 5605(b)(1)(A), Nasdaq provided the Company with a cure period in order to regain compliance, which is the earlier of (i) the Company’s next annual shareholders’ meeting, and (ii) April 23, 2019; provided, if the next annual shareholders’ meeting is held before October 22, 2018, then no later than October 22, 2018. Since the Company’s next annual shareholders’ meeting was held on June 14, 2018, the Company will have until October 22, 2018, to evidence and regain compliance. If we do not regain compliance with this listing standard, then we expect that NASDAQ will provide notice that our common stock is subject to delisting from the NASDAQ Capital Market. Any delisting of our common stock from the NASDAQ Capital Market could adversely affect our ability to attract new investors, decrease the liquidity of our outstanding shares of common stock, reduce our ability to raise additional capital, reduce the price at which our common stock trades, and increase the transaction costs inherent in trading such shares with overall negative effects for our stockholders.  In addition, the delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all.

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In the event that our common stock is delisted from NASDAQ, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

On May 17, 2018 the Company, received a written notification from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) as Company’s closing bid price was below $1.00 per share for the previous 30 consecutive business days.

Pursuant to the Nasdaq Listing Rule 5810(c)(3)(A), the Company has been granted a 180-day compliance period, or until November 13, 2018, to regain compliance with the minimum bid price requirements. During the compliance period, the Company’s shares of common stock will continue to be listed and traded on Nasdaq.

If the Company is not in compliance by November 13, 2018, the Company may be afforded a second 180 calendar day grace period if certain requirements are met. If the Company does not regain compliance within the allotted compliance period(s), including any granted extensions, Nasdaq will provide notice that the Company’s shares of common stock will be subject to delisting.

The SEC has adopted a number of rules to regulate “penny stock” that restrict transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of  $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation in the value of our common stock.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends on our shares of common stock in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our shares of common stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our common stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, our share price and trading volume could decline.

The trading market for our shares of common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

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The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of NASDAQ, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

We acknowledge material weaknesses in the controls and procedures of our financial reporting and may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations, including timeliness, or result in material misstatements of our financial statements. If we continue to fail to remediate our material weaknesses or if we fail to implement effective controls and procedures for our financial reporting, our ability to accurately and timely report our financial results could be adversely affected, which likely would adversely affect the value of our common stock.

Our management has previously identified material weaknesses in our internal control over financial reporting as a result of not properly performing an effective risk assessment or monitoring of our internal controls over financial reporting. With the acquisitions of IMT and Vislink, there are risks related to the timing and accuracy of the integration of information from various accounting and Material Requirement Planning (“MRP”) systems whereby the Company has experienced delays in receiving information in a timely manner from its subsidiaries. As of March 31, 2018, we concluded that certain of these material weaknesses continued to exist.

The Company expects improvements to be made on the integration of information issues in 2018 as we plan to move towards one accounting and MRP system. The Company is continuing to further remediate the material weakness identified above as its resources permit.

A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our internal control systems to prevent error or fraud could materially adversely impact us, could lead to restatements of our financial statements and investors not being able to rely on the completeness and accuracy of the financial information contained in our filings with the SEC, and could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities or stockholder litigation. Any such failure could also cause investors to lose confidence in our reported financial information or our ongoing ability to meet SEC filing deadlines, which likely would adversely affect the value of our common stock and severely limit or even eliminate the prospects for our success in obtaining new capital.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the section entitled “Risk Factors”, contains forward-looking statements that include information relating to future events, future financial performance, strategies, expectations, our competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new products or services; our statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and similar expressions, as well as similar statements in the future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

MAY 2018 PRIVATE PLACEMENT

On May 29 2018, xG Technology, Inc. (the “Company”) completed a private placement (the “Private Placement”) of $4 million in principal amount of 6% Senior Secured Convertible Debentures (the “Investor Debentures”) and warrants (the “Investor Warrants”) to purchase 3,000,000 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”) to institutional investors. The Investor Debentures and Investor Warrants were issued pursuant to a Securities Purchase Agreement, dated May 29, 2018 (the “Purchase Agreement”), by and among the Company and the purchasers’ signatories thereto (the “May 2018 Investors”). The Private Placement resulted in gross proceeds of $4 million before fees and other expenses associated with the transaction. The proceeds will be used primarily for working capital and general corporate purposes.

Prior to the Maturity Date (as defined below), the Investor Debentures bear interest at 6% per annum. Interest shall be paid quarterly in cash on January 1, April 1, July 1, and October 1 beginning on the first such date after the issuance of the Investor Debentures, on each Conversion Date (as defined in the Investor Debentures, on each redemption date (as set forth in the Investor Debentures), and on the Maturity Date (as defined below). The Investor Debentures rank senior to the Company’s existing and future indebtedness and are secured to the extent and as provided in the security and related documents.

The Investor Debentures are convertible at any time after their date of issuance at the option of the May 2018 Investors into shares of Common Stock at $1.00 per share (the “Conversion Price”). The Investor Debentures mature twelve months from their issuance (the “Maturity Date”). Commencing on September 29, 2018, and continuing for each fiscal month thereafter through the Maturity Date, the Company will make payments of principal and interest as Monthly Redemptions (as defined in the Investor Debentures) to the May 2018 Investors in order to fully amortize the Investor Debentures. The Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes.

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At any time after issuance of the Investor Debentures, and subject to the certain Equity Conditions (as defined in the Investor Debentures) the Company may redeem any portion of the principal amount of the Investor Debentures, any accrued and unpaid, and any other amounts due under the Investor Debentures. If the Company exercises its right to prepay the Investor Debentures, the Company will pay to the May 2018 Investors an amount in cash equal to the sum of the then outstanding principal amount of the Investor Debentures and guaranteed interest as follows: (i) from the initial issuance date of the Investor Debentures to the day prior to the 60-day anniversary of the issuance of the Investor Debentures, a 0% premium; (ii) from the 60-day anniversary of the Investor Debentures to the day preceding the 180-day anniversary of the issuance of the Investor Debentures, a 110% premium; and (iii) from the 180-day anniversary of the issuance of the Investor Debentures to the Maturity Date, a 115% premium. The May 2018 Investors may continue to convert the Investor Debentures until the Optional Redemption Payment (as defined in the Investor Debentures) is paid.

At any time after issuance of the Investor Debentures, in the event that the Company consummates a Subsequent Financing (as defined in the Investor Debentures), the Company must make a mandatory redemption in full of the Investor Debentures, in cash, to the May 2018 Investors at the same premiums described with respect to the Optional Redemption (as defined in the Investor Debentures).

Until the 60-day anniversary of the Investor Debentures, the Company may not consummate a Subsequent Financing (as defined in the Investor Debentures). So long as the Investor Debentures are outstanding, the Company is prohibited from entering into any Variable Rate Transactions (as defined in the Investor Debentures).

The Investor Warrants are exercisable to purchase up to an aggregate of 3,000,000 shares of Common Stock commencing on the date of issuance at an exercise price of $1.00 per share (the “Exercise Price”). The Investor Warrants are exercisable immediately and will expire on the fifth (5th) anniversary of their date of issuance. The Exercise Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes.

The conversion of the Investor Debentures and the exercise of the Investor Warrants are subject to beneficial ownership limitations such that a May 2018 Investors may not convert any portion of an Investor Debenture or exercise any portion of an Investor Warrant to the extent that such conversion or exercise would result in the May 2018 Investors being the beneficial owner in excess of 4.99% (or, upon election of purchaser, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company. Additionally, the Company may not issue shares of Common Stock underlying the Investor Debentures or Investor Warrants equal to more than 19.99% of the issued and outstanding shares of Common Stock as of May 29, 2018, without shareholder approval.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, including pursuant to Rule 506 thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and were made without any form of general solicitation and with full access to any information requested by the investor regarding the Company or the securities offered in the Private Placement.

Pursuant to the Registration Rights Agreement, dated May 29, 2018 (the “Registration Rights Agreement”), by and among the Company and the May 2018 Investors, the Company must within 30 days of the closing date file with the U.S. Securities and Exchange Commission a registration statement on Form S-3 (or other applicable registration statement under the Securities Act) covering the resale of all shares of Common Stock issuable upon conversion or exercise of the Investor Debentures and Investor Warrants, respectively,

In connection with the foregoing, the Company obtained from its officers, directors and beneficial owners of more than 10% of the Common Stock Voting Agreements, dated May 29, 2018 (each, a “Voting Agreement”), whereby the signatories thereto agree to vote all shares of Common Stock over which they have voting control in favor of any resolution presented to the shareholders of the Company to approve the issuance, in the aggregate, of more than 19.999% of the number of shares of Common Stock outstanding on May 29, 2018.

The foregoing does not purport to be a complete description of the Purchase Agreement, the Investor Debentures, the Investor Warrants, the Security Agreement, the Subsidiary Guarantee, the Registration Rights Agreement, and the Voting Agreement is qualified in its entirety by reference to the full text of such documents, are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7 respectively, to the Form 8-K filed with the Securities and Exchange Commission on May 30, 2018 and are incorporated by reference herein.

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A.G.P./Alliance Global Partner, offering securities through Euro Pacific Capital, Inc., served as the Placement Agent for the Company.

USE OF PROCEEDS

The Selling Securityholders will receive all of the proceeds from the sale of shares of common stock under this prospectus. We will not receive any proceeds from these sales. To the extent we receive proceeds from the exercise of warrants held by the Selling Securityholders, we will use those proceeds for general working capital purposes.

See “Plan of Distribution” elsewhere in this prospectus for more information.

SELLING SECURITYHOLDERS

This prospectus covers the offering of up to 7,000,000 shares of Common Stock being offered by the Selling Securityholders, which includes Common Stock acquirable upon the exercise of the Investor Warrants and conversion of the Investor Debentures held by the Selling Securityholders as described herein. We are registering the shares of common stock in order to permit the Selling Securityholders to offer their shares of common stock for resale from time to time.

The table below lists the Selling Securityholders and other information regarding the “beneficial ownership” of the shares of Common Stock by the Selling Securityholders. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of common stock as to which the Selling Securityholders have sole or shared voting power or investment power and any shares of common stock the Selling Securityholders have the right to acquire within 60 days (including shares of common stock issuable pursuant to convertible notes currently convertible or exercisable, or convertible or exercisable within 60 days), and upon exercise of the Investor Warrants, and the Investor Debentures currently convertible or convertible within 60 days).

The first column indicates the number of shares of Common Stock beneficially owned by each of the Selling Securityholders, based on its ownership as of July 17, 2018. The first column also assumes exercise or conversion of all the Investor Debentures and Investor Warrants held by the Selling Securityholders on July 17, 2018, without regard to any limitations on exercise or conversion described in this prospectus or in such Investor Debentures or Investor Warrants.

The second column lists the shares of common stock being offered by this prospectus by the Selling Securityholders. Such aggregate amount of common stock does not take into account any applicable limitations on conversion of the Investor Debentures or exercise of the Investor Warrants.

This prospectus covers the resale of:  (i) all of the shares of common stock issued and issuable upon conversion of the Investor Debentures, (ii) any additional shares of common stock issued and issuable in connection with the Investor Debentures (in each case without giving effect to any limitations on conversion set forth in the Investor Debentures, (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Investor Debentures, (iv) all of the shares of common stock issued and issuable upon exercise of the Investor Warrants, (v) any additional shares of common stock issued and issuable in connection with the Investor Warrants (in each case without giving effect to any limitations on exercise set forth in the Investor Warrants, (vi) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Investor Warrants.

Because the exercise price of the Investor Warrants and Investor Debentures may be adjusted, and the interest accruing on the Investor Debentures is also convertible, the number of shares of common stock that will actually be issued upon exercise of the Investor Warrants and the conversion of the Investor Debentures may be more or less than the number of shares of common stock being offered by this prospectus. The Selling Securityholders can offer all, some or none of their shares of common stock, thus we have no way of determining the number of shares of common stock they will hold after this offering. Therefore, the fourth and fifth columns assume that the Selling Securityholders will sell all shares of common stock covered by this prospectus. See “Plan of Distribution.”

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Each of the Selling Securityholders identified below has confirmed to us that it is not a broker-dealer or an affiliate of a broker-dealer within the meaning of United States federal securities laws.

Name of Selling Securityholder	Number of Shares of Common Stock Owned Prior to Offering(1) (7)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering(2)
Anson Investments Master Fund LP(3)	5,927,013	3,500,000	2,427,013	4.99	%(8)
MEF I, LP. (4)	2,628,604	2,625,000	3,604	*
Iroquois Capital Investment Group LLC(5)	769,951	525,000	244,951	*
Iroquois Master Fund, Ltd.(6)	1,021,045	350,000	671,045	2.47%
TOTAL	10,346,613	7,000,000	3,346,613

*Less than 1%

(1) Beneficial ownership includes shares of Common Stock as to which a person or group has sole or shared voting power or dispositive power. Shares of common stock registered hereunder, as well as shares of common stock subject to options, warrants or other convertible securities that are exercisable or convertible currently or within 60 days of July 17, 2018, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such shares of common stock, options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person. Represents the total number of shares of our Common Stock issued or issuable to each Selling Securityholders as of the date of this prospectus.

(2) Percentages are based on 27,083,615 shares of common stock outstanding after the offering, which assumes the sale of all shares of Common Stock pursuant to this prospectus and includes the number of shares of common stock beneficially owned by the Selling Securityholders as of July 17, 2018.

(3) Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave; George Town, Grand Cayman. Ownership prior to completion of the offering includes warrants to purchase up to 2,427,013 shares of Common Stock relating to prior financings.

(4) Magna Management LLC (“MMLLC”) is the investment manager of MEF and consequently has voting control and investment discretion over securities held by MEF. Magna GP LLC (“Magna GP”) is the general partner of MEF and may be considered the beneficial owner of any securities deemed to be beneficially owned by MEF. Joshua Sason is the Chief Executive Officer of MMLLC. Joshua Sason is the sole managing members of Magna GP and as a result may be considered beneficial owners of any securities deemed beneficially owned by MEF and Magna GP. Each of MMLLC, Magna GP and Messrs. Sason disclaim beneficial ownership of these securities. Ownership prior to completion of the offering includes warrants to purchase up to 3,604 shares of Common Stock held by related entities consisting of 3,125 warrants held by Magna Equities I, LLC and 50% of the 958 warrants held by 31 Group, LLC an entity 50% owned by Magna Equities II, LLC.

(5) Richard Abbe is the natural person with voting and dispositive power over the shares held by Iroquois Capital Investment Group LLC. Ownership prior to completion of the offering includes warrants to purchase up to 244,951 shares of Common Stock relating to prior financings.

(6) Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As President of Iroquois Capital, Richard Abbe makes voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Abbe may be deemed to have beneficial ownership of the securities held by IMF. Ownership prior to completion of the offering includes warrants to purchase up to 671,045 shares of Common Stock relating to prior financings.

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(7) The conversion of the Investor Debentures and the exercise of the Investor Warrants are subject to beneficial ownership limitations such that a Selling Securityholder may not convert a Debenture or exercise a Warrant to the extent that such conversion or exercise would result in such holder being the beneficial owner in excess of 4.99% (or, upon election of purchaser, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company. Additionally, the Company may not issue shares of Common Stock underlying the Investor Debentures or Investor Warrants equal to more than 19.99% of the issued and outstanding shares of Common Stock as of May 29, 2018, without shareholder approval.

(8) The warrants issued by the Company in prior financings that are held by this Securityholder are subject to beneficial ownership limitations such that the Selling Securityholder may not exercise these warrants to the extent that such conversion or exercise would result in such holder being the beneficial owner in excess of 4.99% (or, upon election of purchaser, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company.

Material Relationships with Selling Securityholders

In addition to the transactions described above in “May 2018 Private Placement” we have had the following material relationships with the Selling Securityholders in the last three years:

Investors

Anson Investments Master Fund LP

Except for its participation in our financings on May 16, 2016, July 20, 2016, December 27, 2016, February 14, 2017, August 18, 2017, and May 29, 2018 we have had no material relationships with this Selling Securityholder.

Iroquois Capital Investment Group LLC

This Selling Securityholder has participated the following financings within the past three years: May 16, 2016, July 20, 2016, December 27, 2016, February 14, 2017, August 18, 2017 and May 29, 2018. In addition, as part of the financing that closed on May 16, 2016, we provided this Selling Securityholder and one other investor with a right collectively to participate for up to 50% of all future financings for two years. This right of participation expired on May 15, 2018. Other than its participation in our financings and the right of participation in our future financings, we have had no material relationships with this Selling Securityholder.

Iroquois Master Fund, Ltd.

This Selling Securityholder has participated the following financings within the past three years: May 16, 2016, July 20, 2016, December 27, 2016, February 14, 2017, August 18, 2017 and May 29, 2018. In addition, as part of the financing that closed on May 16, 2016, we provided this Selling Securityholder and one other investor with a right collectively to participate for up to 50% of all future financings for two years. This right of participation expired on May 15, 2018. Other than its participation in our financings and the right of participation in our future financings, we have had no material relationships with this Selling Securityholder.

MARKET PRICE INFORMATION FOR OUR SECURITIES

Our shares are currently listed on The NASDAQ Stock Market under the symbol “XGTI”.

The following table shows the high and low market prices for our shares for the periods indicated. Market prices for our shares have fluctuated significantly. As a result, the market prices shown in the following table may not be indicative of the market prices at which our shares will trade after this filing. These prices reflect the 1-for-12 reverse stock split on June 20, 2016, and the 1-for-10 reverse stock split on December 15, 2016.

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	Share Price
Quarter	High	Low
Third Quarter 2018 (through July 17, 2018)	$0.74	$0.58
Second Quarter 2018	$1.27	$0.63
First Quarter 2018	$1.64	$0.66
Fourth Quarter 2017	$1.98	$1.35
Third Quarter 2017	$2.54	$1.60
Second Quarter 2017	$2.02	$1.36
First Quarter 2017	$2.53	$1.42
Fourth Quarter 2016	$6.20	$1.17
Third Quarter 2016	$11.70	$2.50
Second Quarter 2016	$34.80	$8.40
First Quarter 2016	$28.80	$9.60

Holders

As of July 17, 2018, there were 16,737,002 shares of our common stock outstanding and approximately 155 holders of record of our shares of our common stock. Because shares of our common stock are held by depositories, brokers and other nominees, the number of beneficial holders of shares of our common stock is substantially larger than the number of stockholders of record. Our transfer agent and registrar is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We intend to retain any future earnings and do not expect to pay any cash dividends in the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 17, 2018, information regarding beneficial ownership of our capital stock by:

•Each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•Each of our Named Executive Officers;

•Each of our directors; and

•All of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC’) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of July 17, 2018. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

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Common Stock subject to stock options currently exercisable or exercisable within 60 days of July 17, 2018 are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o xG Technology, Inc., 240 S. Pineapple Avenue, Suite 701, Sarasota, Florida 34236.

Name and Address of Beneficial Owner:	Amount and Nature of Beneficial Ownership	Percent of Class of Common Stock(1)
5% Stockholders:
None
Named Executive Officers and Directors:
George F. Schmitt(2)	784,992	4.67%
Roger G. Branton(3)	350,209	2.08%
John C. Coleman(4)	163,793	*
John Payne IV(5)	125,000	—
Belinda Marino(6)	25,007	*
Gary Cuccio(7)	72,549	*
Richard L. Mooers(8)	376,113	2.08%*
Ken Hoffman(9)	54,759	*
Raymond M. Sidney(10)	51,604	*
General James T. Conway(11)	46,891	*
James Walton(12)	125,000	—
All Executive Officers and Directors as a Group (11 Persons):	1,846,483	10.77%

* Less than 1%

(1) Based on 16,737,002 shares of Common Stock issued and outstanding as of July 17, 2018. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of July 17, 2018 are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2) Includes 569,755 shares of Common Stock and 50,520 shares of Common Stock underlying options and warrants that are presently exercisable and held directly by Mr. Schmitt, and 162,949 shares of Common Stock and 1,768 shares of Common Stock underlying options and warrants that are presently exercisable and beneficially owned through MB Technology Holdings, LLC (“MBTH”). Mr. Schmitt has a direct 36.84% ownership interest in MBTH. In addition, Mr. Schmitt, through his employment agreement as Chief Executive Officer of MBTH, has been granted an option to purchase MBTH shares sufficient to give him 5% of the equity ownership of MBTH shares, based on MBTH’s total capitalization as of the date of execution of his employment agreement with MBTH and fully diluted to incorporate all shares issued and amounts paid in the exercise of such options.

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(3) Includes 135,369 shares of Common Stock and 50,123 shares of Common Stock underlying options and warrants that are presently exercisable, beneficially owned through Branton Partners, LLC, of which various family entities, including Mr. Branton’s spouse, children and trusts for the benefit of Mr. Branton’s children, beneficially own 100%, 12 shares of Common Stock beneficially owned through Mooers Branton and Company (“MBC”), of which Mr. Branton is a 20% owner, and 162,949 shares of Common Stock and 1,768 shares of Common Stock underlying options and warrants that are presently exercisable, beneficially owned through MBTH. Mr. Branton beneficially holds 20% of the issued share capital of MB Merchant Group, LLC (“MBMG”), which has a 45.85% ownership interest in MBTH.

(4) Includes 113,788 shares of Common Stock and 50,005 shares of Common Stock underlying options and warrants that are presently exercisable. Includes 10 shares of Common Stock owned by Mr. Coleman’s wife.

(5) Includes 75,000 shares of Common Stock and 50,000 shares of Common Stock underlying options and warrants that are presently exercisable.

(6) Includes 7 shares of Common Stock and 25,000 shares of Common Stock underlying options and warrants that are presently exercisable.

(7) Includes 47,549 shares of Common Stock and 25,000 shares of Common Stock underlying options and warrants that are presently exercisable.

(8) Includes 186,330 shares of Common Stock and 25,066 shares of Common Stock underlying options and warrants that are presently exercisable. Mr. Mooers’ family entities and trusts for the benefit of his and his wife’s children hold 80% of the share capital of MBMG and MBC. MBTH owns 162,949 shares of Common Stock and 1,768 shares of Common Stock underlying options that are presently exercisable. MBMG owns 45.85% of MBTH. MBC directly owns 12 shares of Common Stock.

(9) Includes 29,759 shares of Common Stock and 25,000 shares of Common Stock underlying options and warrants that are presently exercisable.

(10) Includes 26,604 shares of Common Stock and 25,000 shares of Common Stock underlying options and warrants that are presently exercisable.

(11) Includes 21,891 shares of Common Stock and 25,000 shares of Common Stock underlying options and warrants that are presently exercisable.

(12) Includes 75,000 shares of Common Stock and 50,000 shares of Common Stock underlying options and warrants that are presently exercisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements, the following is a description of transactions to which we were a participant or will be a participant to, in which:

•the amounts involved exceeded or will exceed the lesser of 1% of our total assets or $120,000; and

•any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Our Audit Committee considers and approves or disapproves any related person transaction as required by Nasdaq Stock Market regulations.

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MB Technology Holdings, LLC

On April 29, 2014, the Company entered into a management agreement (the “Management Agreement”) with MB Technology Holdings, LLC (“MBTH”), pursuant to which MBTH agreed to provide certain management and financial services to the Company for a monthly fee of $25,000. The Management Agreement was effective January 1, 2014. For the three months ended March 31, 2018 and 2017, the Company incurred fees related to the Management Agreement of $75,000, respectively. Roger Branton, the Company’s Chief Financial Officer, and George Schmitt, the Company’s director and former Chief Executive Officer and Executive Chairman of the Board, are directors of MBTH, and Richard Mooers, a director of the Company, is the Chief Executive Officer and a director of MBTH.

The Company has agreed to award MBTH a 3% cash success fee if MBTH arranges financing, a merger, consolidation or sale by the Company of substantially all of its assets. The Company incurred approximately $0 for fees associated with financings during the three months ended March 31, 2018 and 2017, respectively. In addition, during the three months ended March 31, 2018 and 2017, the Company’s Board of Directors approved an additional $0 and $27,000 fee, respectively, to be paid to MBTH as consideration for additional efforts provided by MBTH in connection with the Company’s financing and acquisition efforts. The Company recorded these fees in general and administrative expenses on the accompanying Condensed Consolidated Statement of Operations.

The balance outstanding to MBTH at March 31, 2018 and December 31, 2017 was $943,000 and $998,000, respectively, and has been included in due to related parties on the Condensed Consolidated Balance Sheet.

On November 29, 2016, the Company and MBTH entered into an acquisition services agreement (the ‘‘M&A Services Agreement’’) pursuant to which the Company engaged MBTH to provide services in connection with merger and acquisition searches, negotiating and structuring deal terms and other related services. The M&A Services Agreement incorporates by reference the terms of the Management Agreement, as well as the Company’s agreement with MBTH on January 12, 2013 to pay MBTH a 3% success fee (the ‘‘3% Success Fee’’) on any financing arranged for the Company, merger or consolidation of the Company or sale by the Company of substantially all of its assets. The M&A Services Agreement has the following additional terms:

(1) The Company will pay MBTH an acquisition fee equal to the greater of $250,000 or 8% of the total acquisition price (the ‘‘Acquisition Fee’’). Where possible, the Company will pay MBTH 50% of the Acquisition Fee at closing of a transaction, and in any case, not later than thirty (30) days following such closing, 25% of the Acquisition Fee three (3) months following such closing and 25% of the Acquisition Fee six (6) months following such closing.

(2) In addition to any other fees, the Company will pay MBTH a due diligence fee of $250,000 only on successfully closed transactions. This due diligence fee shall be paid to MBTH as warrants to purchase shares of common stock of the Company in an amount equal to $250,000 divided by the lower of the market price of the common stock on the day of closing of the transaction or the price of equity offered to finance such acquisition. The exercise price of such warrants will be $0.01.

(3) The Company and MBTH agreed to waive the 3% Success Fee in connection with the Company’s proposed acquisition of Vislink. The Company and MBTH also agreed to waive, on a case by case basis, the 3% Success Fee whenever any future Acquisition Fee is more than $1 million.

(4) In the event the Company engages an independent, external advisor to value an acquisition and the valuation is higher than the price negotiated by MBTH on behalf of the Company, then MBTH will receive an additional fee of 5% of such gain (the “Bargain Purchase Gain”).

(5) MBTH has the option to convert up to 50% of its fees into shares of common stock of the Company, so long as the receivable remains outstanding. The conversion price will be the lower of 110% of the price of the common stock on the day of closing of a transaction or the price of equity securities offered in connection with any acquisition financing. If MBTH converts at least 25% of its fees, then the Company agrees to register all shares of common stock of the Company held by MBTH.

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(6) If MBTH’s services assist the Company in achieving forward sales of at least $50 million via acquisitions, then the Company agrees to offer MBTH a three (3) year option to acquire up to 25% of the Company’s shares of common stock outstanding after such issuance (the “Block Purchase Option”). The price per share of common stock will be 125% of the price of the Company’s common stock on the day the option is exercised.

On February 16, 2017, the Board of Directors amended the terms of the Block Purchase Option in the M&A Services Agreement to allow MBTH the option to acquire 25% of the fully diluted outstanding shares of common stock and warrants of the Company at a price of $2.10 per share and for a five-year term. There has been no impact on the results from operations since the certainty of the performance condition is not known.

The M&A Services Agreement is effective as of November 1, 2016 and will automatically renew annually, unless earlier terminated by the Company or MBTH upon thirty (30) days’ written notice.

The Company accrued $1,480,000 in acquisition fees during the three months ended March 31, 2017 in connection with the acquisition of Vislink as per the M&A Services Agreement. The $1,480,000 in acquisition fees represents 8% of the acquisition price. The Company recorded these fees in general and administrative expenses on the accompanying Condensed Consolidated Statement of Operations and included such fees in due to related parties on the Condensed Consolidated Balance Sheet. The Company did not incur any fees pursuant to the M&A Services Agreement during the three months ended March 31, 2018.

During the three months ended March 31, 2017, the Company recorded $265,000 as the Fair Market Value (“FMV”) of the warrant paid to MBTH in connection with the closing of the Vislink acquisition as per the M&A Services Agreement. The Company recorded these fees in general and administrative expenses on the accompanying Condensed Consolidated Statement of Operations. The Company did not incur any fees pursuant to the M&A Services Agreement during the three months ended March 31, 2018.

From January 1, 2018 to March 31, 2018, the Company issued 6,411 shares of common stock to MBTH in settlement of amounts due of $10,000, which was the approximate grant date fair value of the shares.

George Schmitt- Due to Related Party

George Schmitt, a Director and the former Chairman of the Board and Chief Executive Officer of the Company, earned an annual salary of $300,000 and received all of his compensation in shares of the Company’s common stock in 2017 and 2016. In 2017, Mr. Schmitt received 221,427 shares with a fair market value of $300,000. In 2016, Mr. Schmitt received 46,637 shares with a fair market value of $296,000.

On July 25, 2016, the Company repaid the outstanding principal totaling $300,000 and $70,484 in interest to Mr. Schmitt on loans originating in 2015. As of December 31, 2016, the Company has repaid in full the advances George Schmitt made to the Company in 2015. For the year ended December 31, 2016, the Company accrued interest expense of $14,000.

In October 2016, the Board of Directors agreed to give George Schmitt 27,977 shares of common stock for being the guarantor of the $2.5 million debt related to the IMT acquisition and the Company recorded the fair market value of the shares at $103,000 in general and administrative expenses in the accompanying Consolidated Statement of Operations. These shares of common stock were issued in January 2017. At the same meeting, the Board of Directors also agreed to give George Schmitt 20,833 warrants at an exercise price of $8.40 and the Company recorded the grant date fair value of the warrants at $77,000.

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DESCRIPTION OF SECURITIES

General

The following description of our capital stock and certain provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are summaries and are qualified by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Copies of these documents will be filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of  “blank check” preferred stock, of which 5,000,000 shares were designated as our Series D Convertible Preferred Stock, par value $0.00001 per share (the “Series D Preferred Stock”) and 5,000 shares were designated as our Series E Convertible Preferred Stock, par value $0.00001 per share (the “Series E Preferred Stock”). On February 5, 2016, we terminated our Series A Convertible Preferred Stock, par value $0.00001 per share, and our Series C Convertible Preferred Stock, par value $0.00001 per share. On December 6, 2016, we terminated our Series B Convertible Preferred Stock, par value $0.00001 per share. As of the date of this prospectus, we had 16,737,002 shares of common stock outstanding, no shares of Series D Preferred Stock outstanding and no shares of Series E Preferred Stock outstanding.

On June 20, 2016, we effected a 1-for-12 reverse stock split and every twelve (12) shares of outstanding common stock decreased to one (1) share of our common stock. Similarly, the number of shares of our common stock into which each outstanding option, convertible note and warrant to purchase common stock is to be exercisable or convert into decreased on a 1-for-12 basis and the exercise price or conversion price of each outstanding option, convertible note and warrant to purchase common stock increased proportionately.

On December 15, 2016, we effected a 1-for-10 reverse stock split and every ten (10) shares of outstanding common stock decreased to one (1) share of our common stock. Similarly, the number of shares of our common stock into which each outstanding option, convertible note and warrant to purchase common stock is to be exercisable or convert into decreased on a 1-for-10 basis and the exercise price or conversion price of each outstanding option, convertible note and warrant to purchase common stock increased proportionately.

Common Stock

Voting Rights

Each stockholder has one vote for each share of common stock held on all matters submitted to a vote of stockholders. A stockholder may vote in person or by proxy. Elections of directors are determined by a plurality of the votes cast and all other matters are decided by a majority of the votes cast by those stockholders entitled to vote and present in person or by proxy.

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws provides that stockholder actions may be effected at a duly called meeting of stockholders or pursuant to written consent of the majority of stockholders. A special meeting of stockholders may be called by the majority of our Board of Directors or by a committee determined by the Board of Directors with power to call such meetings.

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Dividend Rights

The holders of outstanding shares of common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our Board of Directors may determine, provided that required dividends, if any, on preferred stock have been paid or provided for. However, to date we have not paid or declared cash distributions or dividends on our common stock and do not currently intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain all earnings, if and when generated, to finance our operations. The declaration of cash dividends in the future will be determined by the Board of Directors based upon our earnings, financial condition, capital requirements and other relevant factors.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders and remaining after payment to holders of preferred stock of the amounts, if any, to which they are entitled, are distributable ratably among the holders of our common stock subject to any senior class of securities.

Options and Warrants

As of July 17, 2018, we had outstanding options and warrants to purchase 18,070,099 shares of common stock, including the warrants owned by the Selling Securityholder acquired in prior financings.

See “May 2018 Private Placement” for additional information with respect to the Investor Warrants.

Anti-Takeover Provisions

Since our Board of Directors has the power to retain and discharge our officers, these provisions could make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us.

These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any “business combination” with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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•	on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Transfer Agent, Warrant Agent and Registrars

Our transfer agent and registrar for our common stock in the United States is Continental Stock Transfer & Trust Company. Our common stock is listed on NASDAQ under the symbol “XGTI.” Our warrant agent and registrar for the warrants offered hereby will be Continental Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

The Selling Securityholders of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Securityholders may use any one or more of the following methods when selling securities:

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•an exchange distribution in accordance with the rules of the applicable exchange;

•privately negotiated transactions;

•settlement of short sales;

•in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•a combination of any such methods of sale; or

•any other method permitted pursuant to applicable law.

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The Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Securityholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Securityholder.

We agreed to keep this prospectus effective until the earlier of  (i) the date on which the securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed the Selling Securityholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

Robinson Brog Leinwand Greene Genovese & Gluck P.C. will render a legal opinion as to the validity of the securities to be registered hereby.

EXPERTS

Our financial statements as of and for the years ended December 31, 2017 and 2016 incorporated by reference in this prospectus have been audited by Marcum, LLP, independent registered public accountants, to the extent and for the periods set forth in their report incorporated by reference herein, and in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The web site can be accessed at www.sec.gov. The internet address of xG is www.xgtechnology.com. Information contained on our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

MATERIAL CHANGES

None.

INCORPORATION BY REFERENCE

We incorporated by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 2, 2018;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2018, filed with the SEC on May 15, 2018;

●	Our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders held on June 14, 2018, filed with the SEC on April 30, 2018; and

●	our Current Reports on Form 8-K filed with the SEC on June 15, 2018, June 14, 2018, May 30, 2018, May 23, 2018, and April 27, 2018.

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We incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this prospectus are terminated.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

xG Technology, Inc.
240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236
(941) 953-9035
investorrelations@xgtechnology.com

Copies of these filings are also available through the “Investor” section of our website at www.xgtechnology.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

GLOSSARY

As used herein, the terms set forth below shall have the following meaning:

Broadband — A telecommunications signaling method that includes or handles a relatively high rate of data transfer (typically measured in the range of Mbits/s). Also used as a descriptive term for evolving digital technologies that provide consumers a signal-switched facility offering integrated access to voice, high-speed data, video, and interactive delivery services.

Internet Protocol (IP) — The primary component and communications protocol that underpins the global system of interconnected computer networks (i.e., the World Wide Web). Internet Protocol consists of a set of digital message formats and rules for exchanging information between computers across a single network or a series of interconnected networks. The main purpose and task of Internet Protocol is the delivery of blocks of data called data packets from the source host (source computer) to the destination host (receiving computer) based on their addresses.

Licensed Frequencies — The Federal Communications Commission in the U.S., and similar agencies in other countries, control the use of wireless spectrum (i.e., frequencies). Part of the spectrum in most countries is controlled for military use, public safety and commercial services. Only the entities so entitled may use the frequency bands they have rights to. Licenses to these bands may be allocated at no cost to the network operator as in the case of public safety and military use. However commercial users of licensed frequencies can, and have, paid billions of dollars for regional or national spectrum licenses.

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RF (Radio Frequency) — Is a rate of oscillation in the range of about 3 kHz to 300 GHz, which corresponds to the frequency of radio waves, and the alternating currents which carry radio signals. The terms are also used as a synonym for radio — i.e., to describe the use of wireless communication, as opposed to communication via electric wires.

VoIP (Voice over Internet Protocol) — Refers to the communication protocols, technologies, methodologies, and transmission techniques involved in the delivery of voice communications and multimedia sessions over IP networks, such as the Internet. Using IP networks as a transmission medium is in contrast to traditional circuit transmissions used by the PSTN (Public Switched Telephone Network).

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7,000,000 Shares of Common Stock

PROSPECTUS

_____________, 2018

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PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

SEC Registration Fee	$583.91
Accounting Fees and Expenses	$15,000
Legal Fees and Expenses	$20,000
Miscellaneous	$16.09
Total	$35,600

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Securityholder. The Selling Securityholder, however, will pay any other expenses incurred in selling its common stock, including any brokerage commissions or costs of sale.

Item 14.   Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the directors breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

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Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directors has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

We maintain a general liability insurance policy that covers liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15.   Recent Sales of Unregistered Securities.

All share and price information in Part II of this registration statement has been adjusted to reflect the 1-for-10 reverse stock split of our common stock effected on December 15, 2016, the 1-for-12 reverse stock split of our common stock effected on June 20, 2016 and a 1-for-10 reverse stock split of our common stock effected on July 17, 2015.

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During the last three years and to date in the current fiscal year, we sold the following unregistered securities:

Capital Raise	# Of Shares

Issuance of Series B Warrants	146	February 11, 2015

Issuance of Series B Preferred Stock	705	February 11, 2015

Issuance of Series B Warrants	353	February 11, 2015

Issuance of shares of common stock for execution of Series B Purchase Agreement	45	February 11, 2015

Issuance of Series C Warrants	705	February 24, 2015

Issuance of 8% Convertible Notes at a conversion price of $60.00	1,945 (upon conversion)	June 11, 2015

Issuance of 8% Convertible Notes at a conversion price of $60.00	778 (upon conversion)	July 14, 2015

Issuance of warrants to holders of Series B Warrants	20,417	November 2, 2015

Issuance of 5% Convertible Notes at a conversion price of $12.00	4,167 (upon conversion)	January 29, 2016

Issuance of 5% Convertible Notes at a conversion price of $1.20	45,834 (upon conversion)	April 15, 2016

Issuance of Series D Preferred Stock	20,834 (upon conversion)	April 27, 2016

Issuance of Series D Preferred Stock	20,834 (upon conversion)	May 25, 2016

Issuance of Series D Preferred Stock	20,834 (upon conversion)	July 20, 2016

Issuance of Series D Preferred Stock	83,334 (upon conversion)	August 24, 2016

Issuance of Series D Preferred Stock	166,668 (upon conversion)	September 27, 2016

Issuance of Series D Preferred Stock	166,668 (upon conversion)	November 1, 2016

Common Stock	192,431

No underwriters were involved in the foregoing sales of securities. The issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act. The recipients of securities in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates and option agreements issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

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Item 16.   Exhibits.

(a)The following exhibits are filed as part of this registration statement.

Exhibit Number	Description of Exhibit
3.1(i)	Amended & Restated Certificate of Incorporation (1)
3.1(i)(a)	Amendment to Certificate of Incorporation filed June 11, 2014 (2)
3.1 (i)(b)	Amendment to Certificate of Incorporation filed July 10, 2015 (25)
3.1(i)(c)	Amended and Restated Certificate of Designation of Series B Convertible Preferred Stock (16)
3.1(i)(d)	Certificate of Designation of Series C Convertible Preferred Stock (12)
3.1(i)(e)	Certificate of Designation of Series D Convertible Preferred Stock (17)
3.1(i)(f)	Certificate of Elimination for Series C Convertible Preferred Stock (16)
3.1(i)(g)	Certificate of Elimination for Series B Convertible Preferred Stock (23)
3.1(i)(h)	Amendment to Certificate of Incorporation filed June 10, 2016 (20)
3.1(i)(i)	Certificate of Designation of Series E Convertible Preferred Stock (24)
3.1(ii)	Amended & Restated Bylaws (3)
4.1	Form of Common Stock Certificate of the Registrant (4)
4.2	Form of Warrant Agreement by and between the Registrant and Continental Stock Transfer & Trust Company and Form of Warrant Certificate for the offering closed July 24, 2013 and August 19, 2013 (5)
4.3	Form of Underwriters’ Warrant for the offering closed July 24, 2013 (1)
4.4	Form of Underwriters’ Warrant for the offering closed November 18, 2013 (6)
4.5	Form of Warrant issued in December 30, 2014 Offering (10)
4.6	Form of Warrant issued in February 11, 2015 Offering (11)
4.7	Form of Warrant issued in February 24, 2015 Offering (12)
4.8	Form of 8% Convertible Note (13)
4.9	Form of Series A Warrant for the August 2015 Offering (14)
4.10	Form of Pre-funded Series B Warrant for the August 2015 Offering (14)
4.11	Form of Series C Warrant for the August 2015 Offering (14)
4.12	Form of Series D Warrant for the August 2015 Offering (14)
4.13	Form of 5% Convertible Note (15)
4.14	Form of Amendment, dated April 29, 2016, to Series A Warrant to Purchase Common Stock of xG Technology, Inc., dated August 19, 2015(18)
4.15	Form of Amendment, dated April 29, 2016, to Warrant to Purchase Common Stock of xG Technology, Inc., dated February 29, 2016 (18)
4.16	Form of Warrant (19)
4.17	Form of Vislink Promissory Note (27)
4.18	Form of Underwriters’ Warrant for February 2017 Offering (28)
4.19	Form of Warrant for August 2017 Offering (31)
5.1	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.*
10.1	2013 Long Term Incentive Plan (7)
10.2	Forms of Agreement Under 2013 Long Term Incentive Plan (7)
10.3	2004 Option Plan (7)
10.4	2005 Option Plan (7)
10.5	2006 Option Plan (7)
10.6	2007 Option Plan (7)
10.7	2009 Option Plan (7)
10.8	Forms of Award Documents under 2004, 2005, 2006, 2007, and 2009 Option Plans (7)
10.9	Sunrise Office Lease (7)
10.10	Care21 Agreement (7)
10.11	Purchase Agreement, dated as of September 22, 2014, by and between the Company and Lincoln Park Capital Fund, LLC. (8)
10.12	Purchase Agreement, dated as of September 19, 2014, by and between the Company and Lincoln Park Capital Fund, LLC. (8)
10.13	Registration Rights Agreement, dated as of September 19, 2014, by and between the Company and Lincoln Park Capital Fund, LLC. (8)
10.14	Purchase Agreement, dated as of November 25, 2014, by and between the Company, LPC, Affiliate Purchasers, and the Other Investors (9)
10.15	Purchase Agreement, dated as of December 30, 2014, by and between the Company and 31 Group, LLC. (10)
10.16	Purchase Agreement, dated as of February 11, 2015, by and between the Company and 31 Group, LLC. (11)
10.17	Purchase Agreement, dated as of February 24, 2014, by and between the Company and 31 Group, LLC. (12)
10.18	Form of Purchase Agreement dated as of June 11, 2015 (13)
10.19	Amendment to Purchase Agreement dated as of June 11, 2015 (25)
10.20	Asset Purchase Agreement, dated as of January 29, 2016, by and between the Company and Integrated Microwave Technologies, LLC (15)
10.21	Form of Securities Purchase Agreement (15)

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10.22	$1,500,000 Initial Payment Note from the Company to IMT (15)
10.23	Form of Subscription Agreement, dated May 12, 2016, between the Company and the Purchasers thereto (19)
10.24	2015 Employee Stock Purchase Plan (21)
10.25	2015 Incentive Compensation Plan (21)
10.26	2016 Employee Stock Purchase Plan (22)
10.27	2016 Incentive Compensation Plan (22)
10.28	Deed of Variation to Business Purchase Agreement by and between the Company, Vislink PLC, Vislink International Limited and Vislink Inc., dated January 13, 2017 (26)
10.29	Settlement Agreement between the Company and the Holders thereto, dated January 13, 2017 (26)
10.30	Security Agreement, dated February 2, 2017, between the Company and the Vislink Sellers (27)
10.31	Service Agreement between James Walton and Vislink International Limited, dated October 19, 2015 (29)
10.32	Purchase Agreement, dated May 19, 2017, between the Company and Lincoln Park Capital Fund, LLC (30)
10.33	Registration Rights Agreement, dated May 19, 2017, between the Company and Lincoln Park Capital Fund, LLC (30)
10.34	Securities Purchase Agreement, dated August 15, 2017, between the Company and the Purchasers thereto (31)
10.35	Amendment to 2016 Employee Stock Purchase Plan(33)
10.36	Amendment to 2016 Incentive Compensation Plan(34)
10.37	2017 Incentive Compensation Plan(35)
10.38	Form of Securities Purchase Agreement, dated May 29, 2018, by and among the Company and the purchaser signatories thereto(36)
10.39	Form of 6% Senior Secured Convertible Debenture(36)
10.40	Form of Common Stock Purchase Warrant(36)
10.41	Form of Security Agreement, by and among the Company and each of the secured parties thereto(36)
10.42	Form of Subsidiary Guarantee, by and among the Company, the purchasers under the Securities Purchase Agreement, and each of the Company’s subsidiaries(36)
10.43	Form of Registration Rights Agreement, dated May 29, 2018, by and among the Company and the purchasers under the Securities Purchase Agreement(36)
10.44	Form of Voting Agreement, each dated May 29, 2018, between the Company and each purchaser under the Securities Purchase Agreement (36)
14.1	Code of Ethics(32)
23.1	Consent of Marcum LLP
23.2	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1)*

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*	Previously filed
(1)	Filed as an Exhibit on Form S-1 with the SEC on October 23, 2013.
(2)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on June 13, 2014.
(3)	Filed as an Exhibit on Quarterly Report on Form 10-Q with the SEC on August 30, 2013.
(4)	Filed as an Exhibit on Form S-1/A with the SEC on May 21, 2013.
(5)	Filed as an Exhibit on Current Report to Form 8-K with the SEC on August 19, 2013.
(6)	Filed as an Exhibit on Form S-1/A with the SEC on November 6, 2013.
(7)	Filed as an Exhibit on Form S-1 with the SEC on March 7, 2013.
(8)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on September 24, 2014.
(9)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on November 26, 2014.
(10)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on December 31, 2014.
(11)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on February 13, 2015.
(12)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on February 26, 2015.
(13)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on June 12, 2015.
(14)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on August 20, 2015.
(15)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on February 3, 2016.
(16)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on February 10, 2016.
(17)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on April 27, 2016
(18)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on May 2, 2016
(19)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on May 13, 2016.
(20)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on June 20, 2016.
(21)	Filed as an Exhibit on Annual Report on Form 10-K with the SEC on April 14, 2016.
(22)	Filed as an Exhibit on Form S-1 with the SEC on June 27, 2016
(23)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on December 7, 2016.
(24)	Filed as an Exhibit on Current Report on From 8-K with the SEC on December 27, 2016.
(25)	Filed as an Exhibit on Current Report on From 8-K with the SEC on July 20, 2015.
(26)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on January 19, 2017.
(27)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on February 6, 2017.
(28)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on February 10, 2017.
(29)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on February 23, 2017.
(30)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on May 23, 2017.
(31)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on August 16, 2017.
(32)	Filed as an Exhibit on Annual Report on Form 10-K with the SEC on March 6, 2014.
(33)	Filed as Appendix D on Definitive Schedule 14A with the SEC on May 22, 2017
(34)	Filed as Appendix E on Definitive Schedule 14A with the SEC on May 22, 2017
(35)	Filed as Appendix F on Definitive Schedule 14A with the SEC on May 22, 2017
(36)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on May 29, 2018.

(b) No financial statement schedules have been provided because the information is not required or is shown either in the financial statements or the notes thereto.

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sarasota, State of Florida, on July 17, 2018.

xG TECHNOLOGY, INC.

By:	/s/ Gary Cuccio
Interim Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Gary Cuccio	Interim Chief Executive Officer and	July 17, 2018
Gary Cuccio	Director and Chairman of the Board (Principal Executive Officer)

/s/ Roger G. Branton	Chief Financial Officer (Principal	July 17, 2018
Roger G. Branton	Financial and Accounting Officer)

/s/ John Coleman	Director	July 17, 2018
John Coleman

/s/ Richard L. Mooers	Director	July 17, 2018
Richard L. Mooers

/s/ George Schmitt	Director	July 17, 2018
George Schmitt

/s/ Raymond M. Sidney	Director	July 17, 2018
Raymond M. Sidney

/s/ Kenneth Hoffman	Director	July 17, 2018
Kenneth Hoffman

/s/ James T. Conway	Director	July 17, 2018
James T. Conway

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